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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ---------------------------------


                                   FORM 8-K/A
                                (Amendment No. 2)


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2000

                           --------------------------


                              SYMPOSIUM CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                 0-25435                         13-4042921
        (Commission file number)     (I.R.S. employer identification no.)


          410 Park Avenue Suite 830 New York, New York  10022
           (Address of principal executive offices)   (Zip code)


       Registrant's telephone number, including area code: (212) 754-9901


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

This amended Current Report is filed to correct certain transcription errors on the Report of Independent Certified Public Accountants (the "Accountants Report") with respect to the Financial Statements of Direct Sales International, L.P. as of and for the fiscal year ended December 31, 1999. Such Accountants Report and Financial Statements were included in Registrant's Current Report on Form 8-K (Amendment No. 1) filed on April 12, 2000.

The Accountant's Report is hereby amended and restated to read in its entirety as set forth on the next page:







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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
    Direct Sales International L.P.

We have audited the accompanying consolidated balance sheet of Direct Sales International L.P. as of December 31, 1999, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Sales International L.P. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


/s/ GRANT THORNTON LLP


New York, New York
March 23, 2000

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Symposium Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2000                              Symposium Corporation

                                                           /s/ Tim Ledwick
                                                  By:___________________________
                                                       Tim Ledwick
                                                       Chief Financial Officer